As filed with the Securities and Exchange Commission on October 4, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FORTUNE BRANDS HOME & SECURITY, INC.

(Exact name of registrant as specified in its charter)

Delaware	62-1411546
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

520 Lake Cook Road, Deerfield, Illinois 60015

(Address of Principal Executive Offices) (Zip Code)

Fortune Brands Home & Security Retirement Savings Plan

(Full title of the plan)

Copies to:

Lauren S. Tashma	Diane M. Morgenthaler
Senior Vice President, General Counsel and Secretary	Eric Orsic
Fortune Brands Home & Security, Inc.	McDermott Will & Emery LLP
520 Lake Cook Road	227 West Monroe Street
Deerfield, Illinois 60015	Chicago, Illinois 60606
(847) 484-4400	(312) 372-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.01 per share (the “Common Stock”)	5,500,000	$13.225	$72,737,500	$8,336

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also registers any additional shares of Common Stock which become available or issuable under the Fortune Brands Home & Security Retirement Savings Plan (the “Plan”) by reason of any stock split, stock dividend, recapitalization, merger, consolidation or reorganization or similar transactions, which results in an increase in the number of the registrant’s outstanding shares of Common Stock or shares offered or issuable pursuant to awards granted under the Plan. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

(2)	Estimated solely for the purpose of determining the registration fee. Pursuant to Rules 457(c) and 457(h)(1) under the Securities Act, the Proposed Maximum Offering Price Per Share is calculated as the average of the high and low prices of the Common Stock as reported in the “when issued” trading market on the New York Stock Exchange on September 28, 2011.

PART I — INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”), and the Introductory Note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Plan as required by Rule 428(b) under the Securities Act.

PART II — INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by Fortune Brands Home & Security, Inc. (the “Company”) (File No. 001-35166) with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

1.	the Company’s effective Registration Statement on Form 10 initially filed with the Commission on May 6, 2011, as amended by Amendment No. 1 filed on June 15, 2011, Amendment No. 2 filed on July 7, 2011, Amendment No. 3 filed on August 11, 2011, Amendment No. 4 filed on August 22, 2011, Amendment No. 5 filed on August 26, 2011 and Amendment No. 6 filed on August 31, 2011 (as amended, the “Form 10”);

2.	the Company’s Current Reports on Form 8-K filed with the Commission on September 2, 2011 (Items 5.04 and 9.01), September 6, 2011 (Items 1.01, 3.03, 5.03, 8.01 and 9.01), September 6, 2011 (Items 1.01 and 2.03), September 15, 2011 (Items 1.01 and 9.01) and September 30, 2011 (Items 1.01, 3.03, 5.02, 5.03, and 9.01); and

3.	the description of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), set forth under the heading “Description of Capital Stock” in the Company’s Information Statement, filed as exhibit 99.1 to the Form 10, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all of the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”); provided, however, that the documents enumerated above or subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Company’s Annual Report on Form 10-K or the Plan’s Annual Report on Form 11-K, respectively, covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K or Form 11-K, respectively.

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law, as amended (the “DGCL”), provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which such person is made a party by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (other than an action by or in the right of the corporation—a “derivative action”), if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

The Company’s restated certificate of incorporation provides that no director shall be liable to the Company or the Company’s stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation on liability is not permitted under the DGCL, as now in effect or as amended. Currently, Section 102(b)(7) of the DGCL requires that liability be imposed for the following:

•	any breach of the director’s duty of loyalty to the Company or its stockholders;

•	any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; and

•	any transaction from which the director derived an improper personal benefit.

The Company’s restated certificate of incorporation also provides that the Company shall indemnify its directors and officers to the fullest extent permitted by the DGCL. A director’s right to indemnification under the restated certificate of incorporation includes the right to be paid by the Company the expenses incurred in defending or participating in any proceeding in advance of its final disposition. The rights to indemnification and advancement of expenses in the restated certificate of incorporation are not exclusive of any other rights to which persons seeking indemnification may otherwise be entitled. In addition, any amendment of the limitation of liability, indemnification and advancement of expenses provisions in the restated certificate of incorporation will not reduce the Company’s indemnification obligations relating to actions taken before such amendment.

The Company maintains liability insurance for its directors and officers. Such insurance is available to the Company’s directors and officers in accordance with its terms.

The Plan provides that the Company’s directors and the members of the committee administering the Plan shall, to the extent permitted by applicable law and except as provided below, be indemnified and saved harmless by the Company from and against any and all liability or claim of liability (i) to which such indemnitee may be subjected by reason of any act done or omitted to be done in good faith in the discharge of such indemnitee’s assigned or delegated responsibilities relating to the operation or administration of the Plan, including all reasonable expenses (including attorneys’ fees and costs) incurred in such indemnitee’s defense or (ii) for any loss to the trust. Such indemnification is conditioned upon the indemnitee giving prompt notice of any claim, cooperating fully in the Company’s defense of any such claim and not making any settlement or compromise of any such claim without the prior written consent of the Company’s board of directors.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

Reference is made to the Exhibit Index.

The Company will submit the Plan including any amendments thereto to the Internal Revenue Service (the “IRS”) in an timely manner and will make all changes required by the IRS in order to maintain the tax qualified status of the Plan.

Item 9. Undertakings.

(a) The Company hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s Annual Report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Deerfield, State of Illinois, on the 4th day of October, 2011.

FORTUNE BRANDS HOME & SECURITY, INC.

By:	/s/ LAUREN S. TASHMA
Lauren S. Tashma, Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY

We, the undersigned officers and directors of Fortune Brands Home & Security, Inc. and signatory for the Plan, hereby severally constitute and appoint, Lauren S. Tashma, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and generally to do all such things in our name and behalf in the capacities indicated below to enable Fortune Brands Home & Security, Inc. and the Plan to comply with the provisions of the Securities Act and all requirements of the Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated below on October 4, 2011.

By:	/s/ CHRISTOPHER J. KLEIN	By:	/s/ ANN FRITZ HACKETT
	Christopher J. Klein		Ann Fritz Hackett
	Chief Executive Officer and Director (principal executive officer)		Director

By:	/s/ E. LEE WYATT JR.	By:	/s/ A.D. DAVID MACKAY
	E. Lee Wyatt Jr.		A.D. David Mackay
	Senior Vice President and Chief Financial Officer (principal financial officer)		Director

By:	/s/ EDWARD A. WIERTEL	By:	/s/ RONALD V. WATERS, III
	Edward A. Wiertel		Ronald V. Waters, III
	Senior Vice President–Finance (principal accounting officer)		Director

By:	/s/ DAVID M. THOMAS	By:	/s/ NORMAN H. WESLEY
	David M. Thomas		Norman H. Wesley
	Chairman of the Board and Director		Director

By:	/s/ RICHARD A. GOLDSTEIN
Richard A. Goldstein
Director

Pursuant to the requirements of the Securities Act, an authorized representative of the Fortune Brands Home & Security Retirement Savings Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Deerfield, State of Illinois, on this 4th day of October, 2011.

FORTUNE BRANDS HOME & SECURITY RETIREMENT SAVINGS PLAN

By:	/s/ ELIZABETH R. LANE
Elizabeth R. Lane, Senior Vice President– Human Resources

EXHIBIT INDEX

4.1	Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on September 30, 2011).

4.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Commission on September 30, 2011).

23.1*	Consent of Independent Registered Public Accounting Firm, PricewaterhouseCoopers LLP.

24.1	Power of Attorney (included on signature pages herein).

99.1*	Fortune Brands Home & Security Retirement Savings Plan.

*	Filed herewith.